Exhibit 99

Snap-on Announces Third Quarter 2012 Results

Diluted EPS of $1.26;
Sales, excluding foreign currency effects, up 4.6%

KENOSHA, Wis.--(BUSINESS WIRE)--October 18, 2012--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2012.

  Sales of $711.6 million increased $14.4 million, or 2.1%, from 2011 levels; excluding $16.6 million of unfavorable foreign currency translation, organic sales increased 4.6%.
  Operating earnings before financial services of $96.2 million, including $12.2 million of higher year-over-year stock-based, mark-to-market expense, compares to $94.3 million last year.
  Financial services operating earnings of $27.9 million increased $7.1 million from 2011 levels, reflecting the growth of the on-book finance portfolio.
  Consolidated operating earnings of $124.1 million improved to 16.5% of revenues (net sales plus financial services revenue) as compared to $115.1 million, or 15.8% of revenues, last year.
  Net earnings of $74.1 million, or $1.26 per diluted share, compares with net earnings of $67.8 million, or $1.16 per diluted share, last year.

“We believe our third quarter results demonstrate continued progress along our defined runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending into critical industries and building in emerging markets,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “These results also underscore the way in which our commitment to the Snap-on Value Creation processes drives ongoing improvement in safety, quality, customer connection, innovation and rapid continuous improvement. As further evidence of our success in connecting with customers and translating that insight into winning innovation, we are honored to have been recognized again in 2012 by both MOTOR Magazine and Professional Tool & Equipment News with multiple awards for Snap-on products in each publication. Finally, these results and achievements reflect significant effort and dedication across the organization and I thank our franchisees and associates worldwide for their extraordinary contributions and commitment.”

Segment Results

Commercial & Industrial Group segment sales of $280.4 million in the third quarter increased $2.1 million, or 0.8%, from 2011 levels; excluding $8.8 million of unfavorable foreign currency translation, organic sales increased 4.0%.

Operating earnings of $33.4 million in the period increased $3.8 million, or 12.8%, from 2011 levels and the operating margin (operating earnings as a percentage of segment sales) of 11.9% increased from 10.6% a year ago.

Snap-on Tools Group segment sales of $308.8 million in the third quarter rose $29.2 million, or 10.4%, from 2011 levels; excluding $1.6 million of unfavorable foreign currency translation, organic sales increased 11.1%.

Operating earnings of $40.2 million in the period increased $4.6 million, or 12.9%, from 2011 levels and the operating margin of 13.0% improved from 12.7% a year ago.

Repair Systems & Information Group segment sales of $222.0 million in the third quarter decreased $0.6 million from 2011 levels; excluding $6.5 million of unfavorable foreign currency translation, organic sales rose 2.7%.

Operating earnings of $49.5 million in the period increased $5.8 million from 2011 levels and the operating margin of 22.3% increased from 19.6% a year ago.

Financial Services operating earnings were $27.9 million on $40.5 million of revenue in the third quarter of 2012, as compared to operating earnings of $20.8 million on $32.7 million of revenue a year ago.

Corporate expenses of $26.9 million increased $12.3 million from prior-year levels primarily due to $12.2 million of higher stock-based (mark-to-market) expense. As a result of changes in the company’s quarter-end stock price, operating expenses in the third quarter of 2012 included $4.4 million of mark-to-market expense, while operating expenses in the third quarter of 2011 were partially offset by $7.8 million of mark-to-market benefit.

Outlook

Snap-on expects to continue with its planned strategic investments to enhance its mobile tool distribution network, expand in the vehicle repair garage, extend to critical industries and build in emerging markets. As a result of these initiatives, Snap-on anticipates that capital expenditures in 2012 will be in a range of $75 million to $80 million, of which $59.5 million was spent in the first nine months of 2012. Snap-on anticipates that its full year 2012 effective income tax rate will approximate 33.2%.

Conference Call and Webcast October 18, 2012, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 18, 2012, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast and supporting materials, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as for customers in industries, including aviation, aerospace, agriculture, construction, government and military, mining, natural resources and power generation. Products and services are sold through the company’s franchisee, company-direct, distributor and internet channels. Founded in 1920, Snap-on is a $2.9 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 29,	Oct. 1,	Sept. 29,	Oct. 1,
	2012	2011	2012	2011

Net sales	$711.6	$697.2	$2,184.7	$2,117.6
Cost of goods sold	(371.2)	(367.9)	(1,146.7)	(1,115.5)
Gross profit	340.4	329.3	1,038.0	1,002.1
Operating expenses	(244.2)	(235.0)	(739.7)	(721.7)
Operating earnings before financial services	96.2	94.3	298.3	280.4

Financial services revenue	40.5	32.7	118.4	88.8
Financial services expenses	(12.6)	(11.9)	(41.0)	(38.0)
Operating earnings from financial services
before arbitration settlement	27.9	20.8	77.4	50.8
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	27.9	20.8	77.4	68.8

Operating earnings	124.1	115.1	375.7	349.2
Interest expense	(13.6)	(15.1)	(41.4)	(47.7)
Other income (expense) – net	(0.2)	(1.7)	(0.5)	-
Earnings before income taxes and
equity earnings	110.3	98.3	333.8	301.5
Income tax expense	(34.9)	(30.5)	(108.4)	(97.5)
Earnings before equity earnings	75.4	67.8	225.4	204.0
Equity earnings, net of tax	1.0	2.0	2.5	3.7
Net earnings	76.4	69.8	227.9	207.7
Net earnings attributable to noncontrolling interests	(2.3)	(2.0)	(6.4)	(5.7)
Net earnings attributable to Snap-on Inc.	$74.1	$67.8	$221.5	$202.0

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.27	$1.16	$3.81	$3.47
Diluted	1.26	1.16	3.77	3.44

Weighted-average shares outstanding:
Basic	58.3	58.2	58.2	58.2
Effect of dilutive options	0.6	0.5	0.6	0.5
Diluted	58.9	58.7	58.8	58.7

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 29,	Oct. 1,	Sept. 29,	Oct. 1,
	2012	2011	2012	2011

Net sales:
Commercial & Industrial Group	$280.4	$278.3	$850.3	$830.4
Snap-on Tools Group	308.8	279.6	950.4	860.6
Repair Systems & Information Group	222.0	222.6	675.5	684.1
Segment net sales	811.2	780.5	2,476.2	2,375.1
Intersegment eliminations	(99.6)	(83.3)	(291.5)	(257.5)
Total net sales	$711.6	$697.2	$2,184.7	$2,117.6
Financial Services revenue	40.5	32.7	118.4	88.8
Total revenues	$752.1	$729.9	$2,303.1	$2,206.4

Operating earnings:
Commercial & Industrial Group	$33.4	$29.6	$95.4	$90.4
Snap-on Tools Group	40.2	35.6	130.8	118.9
Repair Systems & Information Group	49.5	43.7	150.3	135.5
Financial Services*	27.9	20.8	77.4	68.8
Segment operating earnings	151.0	129.7	453.9	413.6
Corporate	(26.9)	(14.6)	(78.2)	(64.4)
Operating earnings	$124.1	$115.1	$375.7	$349.2
Interest expense	(13.6)	(15.1)	(41.4)	(47.7)
Other income (expense) – net	(0.2)	(1.7)	(0.5)	-
Earnings before income taxes
and equity earnings	$110.3	$98.3	$333.8	$301.5

* For the nine month period ended October 1, 2011, Financial Services operating earnings included an $18.0 million pretax arbitration settlement gain from a second quarter 2011 arbitration settlement.

SNAP-ON INCORPORATED
Reconciliation of non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

		Three Months Ended		Nine Months Ended
		Sept. 29,	Oct. 1,	Sept. 29,	Oct. 1,
		2012	2011	2012	2011
AS REPORTED
	Net sales	$711.6	$697.2	$2,184.7	$2,117.6
	Financial services revenue	40.5	32.7	118.4	88.8
	Total revenues	$752.1	$729.9	$2,303.1	$2,206.4

PRO FORMA INFORMATION

1)	Operating earnings
	As reported	$124.1	$115.1	$375.7	$349.2
	Less: Arbitration settlement gain	-	-	-	(18.0)
	Excluding arbitration settlement gain	$124.1	$115.1	$375.7	$331.2

	Operating earnings as a percentage of total revenues
	As reported	16.5%	15.8%	16.3%	15.8%
	Excluding arbitration settlement gain	16.5%	15.8%	16.3%	15.0%

2)	Arbitration settlement gain
	As reported	$-	$-	$-	$18.0
	Income tax expense	-	-	-	(6.9)
	Arbitration settlement gain, net of tax	$-	$-	$-	$11.1

	Weighted-average shares outstanding - Diluted	58.9	58.7	58.8	58.7

	Diluted EPS - Arbitration settlement gain	$-	$-	$-	$0.19

3)	Net earnings attributable to Snap-on Incorporated
	As reported	$74.1	$67.8	$221.5	$202.0
	Less: Arbitration settlement gain, net of tax	-	-	-	(11.1)
	Excluding arbitration settlement gain	$74.1	$67.8	$221.5	$190.9

4)	Diluted EPS
	As reported	$1.26	$1.16	$3.77	$3.44
	Less: Diluted EPS - Arbitration settlement gain	-	-	-	(0.19)
	Excluding arbitration settlement gain	$1.26	$1.16	$3.77	$3.25

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding last year's $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) as management believes that these non-GAAP measures provide a more meaningful comparison of the company's year-over-year operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	Sept. 29,	Dec. 31,
	2012	2011

Assets
Cash and cash equivalents	$176.1	$185.6
Trade and other accounts receivable – net	476.9	463.5
Finance receivables – net	314.4	277.2
Contract receivables – net	62.4	49.7
Inventories – net	417.5	386.4
Deferred income tax assets	91.3	92.6
Prepaid expenses and other assets	85.3	75.7
Total current assets	1,623.9	1,530.7

Property and equipment – net	373.3	352.9
Deferred income tax assets	120.5	125.2
Long-term finance receivables – net	481.9	431.8
Long-term contract receivables – net	192.4	165.1
Goodwill	799.9	795.8
Other intangibles – net	187.5	188.3
Other assets	92.5	83.1
Total Assets	$3,871.9	$3,672.9

Liabilities and Equity
Notes payable and current maturities of long-term debt	$18.7	$16.2
Accounts payable	146.9	124.6
Accrued benefits	47.9	48.8
Accrued compensation	83.8	91.0
Franchisee deposits	57.9	47.3
Other accrued liabilities	266.4	255.9
Total current liabilities	621.6	583.8

Long-term debt	971.2	967.9
Deferred income tax liabilities	119.4	108.1
Retiree health care benefits	49.2	52.8
Pension liabilities	255.6	317.7
Other long-term liabilities	98.6	95.3
Total Liabilities	2,115.6	2,125.6

Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.4	67.3
Additional paid-in capital	205.0	181.4
Retained earnings	2,004.8	1,843.7
Accumulated other comprehensive loss	(131.0)	(174.6)
Treasury stock at cost	(406.5)	(386.9)
Total Shareholders' Equity attributable to Snap-on Inc.	1,739.7	1,530.9
Noncontrolling interests	16.6	16.4
Total Equity	1,756.3	1,547.3
Total Liabilities and Equity	$3,871.9	$3,672.9

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	Sept. 29,	Oct. 1,
	2012	2011

Operating activities:
Net earnings	$76.4	$69.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.4	12.6
Amortization of other intangibles	6.6	6.2
Provision for losses on finance receivables	5.1	2.3
Provision for losses on non-finance receivables	1.3	4.4
Stock-based compensation expense	8.9	0.2
Excess tax benefits from stock-based compensation	(2.3)	(0.2)
Deferred income tax provision (benefit)	1.0	(4.8)
Gain on sale of assets	-	(0.1)
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(16.0)	(11.9)
(Increase) decrease in contract receivables	(24.4)	(21.3)
(Increase) decrease in inventories	(8.0)	(19.4)
(Increase) decrease in prepaid and other assets	(5.0)	(9.0)
Increase (decrease) in accounts payable	3.7	(4.2)
Increase (decrease) in accruals and other liabilities	10.0	17.4
Net cash provided by operating activities	69.7	42.0

Investing activities:
Additions to finance receivables	(140.7)	(124.9)
Collections of finance receivables	112.7	89.0
Capital expenditures	(19.7)	(13.3)
Disposal of property and equipment	0.2	0.3
Other	0.7	-
Net cash used by investing activities	(46.8)	(48.9)

Financing activities:
Repayment of long-term debt	-	(200.0)
Proceeds from short-term borrowings	4.7	4.0
Repayments of short-term borrowings	(5.6)	(4.3)
Net increase (decrease) in other short-term borrowings	5.2	(0.4)
Purchase of treasury stock	(23.7)	(2.9)
Proceeds from stock purchase and option plans	17.8	1.8
Cash dividends paid	(19.8)	(19.0)
Excess tax benefits from stock-based compensation	2.3	0.2
Other	(2.4)	(2.3)
Net cash used by financing activities	(21.5)	(222.9)

Effect of exchange rate changes on cash and cash equivalents	1.1	(2.7)
Increase (decrease) in cash and cash equivalents	2.5	(232.5)

Cash and cash equivalents at beginning of period	173.6	418.2
Cash and cash equivalents at end of period	$176.1	$185.7

Supplemental cash flow disclosures:
Cash paid for interest	$(26.1)	$(34.6)
Net cash paid for income taxes	(20.8)	(36.9)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Nine Months Ended
	Sept. 29,	Oct. 1,
	2012	2011

Operating activities:
Net earnings	$227.9	$207.7
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	37.6	36.8
Amortization of other intangibles	19.6	18.6
Provision for losses on finance receivables	13.8	8.7
Provision for losses on non-finance receivables	7.6	12.6
Stock-based compensation expense	25.0	12.4
Excess tax benefits from stock-based compensation	(5.0)	(2.2)
Deferred income tax provision (benefit)	3.6	(9.2)
Gain on sale of assets	(0.9)	-
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(18.9)	(15.3)
(Increase) decrease in contract receivables	(37.9)	(43.3)
(Increase) decrease in inventories	(27.4)	(69.2)
(Increase) decrease in prepaid and other assets	(32.0)	(34.0)
Increase (decrease) in accounts payable	23.8	(14.0)
Increase (decrease) in accruals and other liabilities	(10.4)	(53.4)
Net cash provided by operating activities	226.4	56.2

Investing activities:
Additions to finance receivables	(426.1)	(386.5)
Collections of finance receivables	328.9	259.7
Capital expenditures	(59.5)	(46.6)
Disposal of property and equipment	2.4	3.0
Other	0.7	0.2
Net cash used by investing activities	(153.6)	(170.2)

Financing activities:
Repayment of long-term debt	-	(200.0)
Proceeds from short-term borrowings	11.2	15.2
Repayments of short-term borrowings	(14.1)	(16.3)
Net increase (decrease) in other short-term borrowings	5.4	(0.4)
Purchase of treasury stock	(61.8)	(37.4)
Proceeds from stock purchase and option plans	40.3	28.1
Cash dividends paid	(59.4)	(56.5)
Excess tax benefits from stock-based compensation	5.0	2.2
Other	(8.7)	(6.5)
Net cash used by financing activities	(82.1)	(271.6)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.9)
Decrease in cash and cash equivalents	(9.5)	(386.5)

Cash and cash equivalents at beginning of year	185.6	572.2
Cash and cash equivalents at end of period	$176.1	$185.7

Supplemental cash flow disclosures:
Cash paid for interest	$(53.8)	$(58.9)
Net cash paid for income taxes	(59.8)	(108.8)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	Sept. 29,	Oct. 1,	Sept. 29,	Oct. 1,
	2012	2011	2012	2011

Net sales	$711.6	$697.2	$-	$-
Cost of goods sold	(371.2)	(367.9)	-	-
Gross profit	340.4	329.3	-	-
Operating expenses	(244.2)	(235.0)	-	-
Operating earnings before financial services	96.2	94.3	-	-

Financial services revenue	-	-	40.5	32.7
Financial services expenses	-	-	(12.6)	(11.9)
Operating earnings from financial services	-	-	27.9	20.8

Operating earnings	96.2	94.3	27.9	20.8
Interest expense	(13.3)	(14.8)	(0.3)	(0.3)
Intersegment interest income (expense) – net	11.1	9.5	(11.1)	(9.5)
Other income (expense) – net	(0.2)	(1.6)	-	(0.1)
Earnings before income taxes and equity earnings	93.8	87.4	16.5	10.9
Income tax expense	(28.8)	(26.6)	(6.1)	(3.9)
Earnings before equity earnings	65.0	60.8	10.4	7.0
Financial services – net earnings
attributable to Snap-on Inc.	10.4	7.0	-	-
Equity earnings, net of tax	1.0	2.0	-	-
Net earnings	76.4	69.8	10.4	7.0
Net earnings attributable to noncontrolling interests	(2.3)	(2.0)	-	-
Net earnings attributable to Snap-on Inc.	$74.1	$67.8	$10.4	$7.0

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	Sept. 29,	Oct. 1,	Sept. 29,	Oct. 1,
	2012	2011	2012	2011

Net sales	$2,184.7	$2,117.6	$-	$-
Cost of goods sold	(1,146.7)	(1,115.5)	-	-
Gross profit	1,038.0	1,002.1	-	-
Operating expenses	(739.7)	(721.7)	-	-
Operating earnings before financial services	298.3	280.4	-	-

Financial services revenue	-	-	118.4	88.8
Financial services expenses	-	-	(41.0)	(38.0)
Operating earnings from financial services
before arbitration settlement	-	-	77.4	50.8
Arbitration settlement	-	-	-	18.0
Operating earnings from financial services	-	-	77.4	68.8

Operating earnings	298.3	280.4	77.4	68.8
Interest expense	(40.5)	(46.7)	(0.9)	(1.0)
Intersegment interest income (expense) – net	31.3	26.2	(31.3)	(26.2)
Other income (expense) – net	(0.4)	-	(0.1)	-
Earnings before income taxes and equity earnings	288.7	259.9	45.1	41.6
Income tax expense	(91.8)	(82.2)	(16.6)	(15.3)
Earnings before equity earnings	196.9	177.7	28.5	26.3
Financial services – net earnings
attributable to Snap-on Inc.	28.5	26.3	-	-
Equity earnings, net of tax	2.5	3.7	-	-
Net earnings	227.9	207.7	28.5	26.3
Net earnings attributable to noncontrolling interests	(6.4)	(5.7)	-	-
Net earnings attributable to Snap-on Inc.	$221.5	$202.0	$28.5	$26.3

* Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Sept. 29,	Dec. 31,	Sept. 29,	Dec. 31,
	2012	2011	2012	2011

Assets
Cash and cash equivalents	$171.8	$181.1	$4.3	$4.5
Intersegment receivables	16.4	10.8	-	-
Trade and other accounts receivable – net	476.7	463.3	0.2	0.2
Finance receivables – net	-	-	314.4	277.2
Contract receivables – net	6.7	6.5	55.7	43.2
Inventories – net	417.5	386.4	-	-
Deferred income tax assets	78.7	90.0	12.6	2.6
Prepaid expenses and other assets	89.0	78.1	0.6	0.9
Total current assets	1,256.8	1,216.2	387.8	328.6

Property and equipment – net	370.6	351.9	2.7	1.0
Investment in Financial Services	163.1	142.0	-	-
Deferred income tax assets	120.3	119.8	0.2	5.4
Long-term finance receivables – net	-	-	481.9	431.8
Long-term contract receivables – net	11.1	9.1	181.3	156.0
Goodwill	799.9	795.8	-	-
Other intangibles – net	187.5	188.3	-	-
Other assets	93.6	83.7	1.0	1.0
Total Assets	$3,002.9	$2,906.8	$1,054.9	$923.8

Liabilities and Equity
Notes payable and current maturities of long-term debt	$18.7	$16.2	$-	$-
Accounts payable	146.8	124.0	0.1	0.6
Intersegment payables	-	-	16.4	10.8
Accrued benefits	47.9	48.8	-	-
Accrued compensation	81.0	87.1	2.8	3.9
Franchisee deposits	57.9	47.3	-	-
Other accrued liabilities	240.2	229.7	32.6	31.1
Total current liabilities	592.5	553.1	51.9	46.4

Long-term debt and intersegment long-term debt	155.3	257.6	815.9	710.3
Deferred income tax liabilities	118.0	108.0	1.4	0.1
Retiree health care benefits	49.2	52.8	-	-
Pension liabilities	255.6	317.7	-	-
Other long-term liabilities	76.0	70.3	22.6	25.0
Total Liabilities	1,246.6	1,359.5	891.8	781.8

Total Shareholders' Equity attributable to Snap-on Inc.	1,739.7	1,530.9	163.1	142.0
Noncontrolling interests	16.6	16.4	-	-
Total Equity	1,756.3	1,547.3	163.1	142.0
Total Liabilities and Equity	$3,002.9	$2,906.8	$1,054.9	$923.8

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski, 262/656-6121
or
Media:
Richard Secor, 262/656-5561